EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Amendment No. 3 to Registration Statement on Form S-1 of our reports dated April 15, 2002, except for Note 17 as to which the date is July 17, 2002, relating to the financial statements and April 15, 2002 relating to the financial statement schedules of PlanVista Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
July 18, 2002